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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We were previously principal accountants for Global Diamond Resources, Inc., and under the date of March 5, 1999 except for Notes 2, 4, 6, 7, 10 and 13 as to which the date was July 16, 1999, we reported on the consolidated financial statements of Global Diamond Resources, Inc and subsidiaries as of and for the years ended December 31, 1998 and 1997. On December 1, 1999, we resigned. We have read Global Diamond Resources' statements included under Item 4 of its Form 8-K dated February 28, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Global Diamond Resources Inc.'s statements that the change was not recommended by the board of directors.

                              /s/ KPMG LLP
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                              KPMG LLP